Exhibit 99.1

News Release	Investor Contact
Ken Diptee
Executive Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Kevin Mortesen
Vice President, Communications
818-637-3629

DineEquity, Inc. Implements Strategic Plan to Consolidate Operations at its Glendale, California Location

Plan Promotes Speed to Market and Organizational Collaboration

GLENDALE, Calif., September 3, 2015 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced the implementation of a strategic plan designed to accelerate growth in its core brands and speed development of traditional and non-traditional locations.

As part of the plan, DineEquity will consolidate many core restaurant and franchisee support functions at its Glendale, California location.  The move is intended to promote the organization’s speed to market and cross-functional collaboration.

“This move best positions the company to act as a nimble, effective, and efficient force for the future,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity.  “Consolidating most brand-centric, franchisee and consumer facing aspects of Applebee’s is an important step in that direction.  While there will be some costs associated with this, we remain fully committed to returning substantially all of our free cash flow to shareholders.”

Steven R. Layt, President of Applebee’s International, has chosen not to relocate to California and has resigned from the Company effective tomorrow.  Ms. Stewart will serve as interim president of Applebee’s, in addition to her current responsibilities.

The Company expects to incur certain costs related to the exit of the Kansas City facility, as detailed in the attached table.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

DineEquity, Inc.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

DineEquity, Inc.

Pre-Tax Estimated Consolidation Costs

	Fiscal 2015	Fiscal 2016	Total
	(in millions)
Lease and other facility costs	$1	$7	$8

Severance and other personnel costs	2	3	5

	$3	$10	$13